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                                                                 Exhibit (a)(10)

                                UAM FUNDS, INC.

                             ARTICLES OF AMENDMENT


          UAM FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:   The charter of the Corporation is hereby amended to provide that any Institutional Class Shares of the Corporation's C&B Equity Portfolio, Institutional Class Shares of the Corporation's C&B Equity Portfolio for Taxable Investors and Institutional Class Shares of the Corporation's C&B Mid Cap Equity Portfolio that are issued and outstanding immediately prior to these Articles of Amendment becoming effective, be cancelled and, until thereafter reclassified, shall be authorized but unissued Institutional Class Shares of the C&B Equity Portfolio, Institutional Class Shares of the C&B Equity Portfolio for Taxable Investors and Institutional Class Shares of the C&B Mid Cap Equity Portfolio, respectively.

          SECOND: The foregoing amendment to the charter of the Corporation was duly authorized and advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation entitled to vote thereon in accordance with the Corporation's charter.
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          IN WITNESS WHEREOF, UAM Funds, Inc. has caused these Articles of
Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 20/th/ day of November, 2001.


WITNESS:                                UAM FUNDS, INC.



/s/ Suzan Barron                        By: /s/ Linda T. Gibson
----------------                            -------------------
Suzan Barron                                Linda T. Gibson
Assistant Secretary                         Vice President

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                                  CERTIFICATE

     THE UNDERSIGNED, Vice President of UAM Funds, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of her knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.


Dated:  November 20, 2001             /s/ Linda T. Gibson
                                      -------------------
                                      Linda T. Gibson
                                      Vice President

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